SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2010

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 1.02	Termination of a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

On August 30, 2010, Eagle Bancorp, Inc. (the “Company”) entered into and consummated a Note Exchange Agreement, pursuant to which the Company issued, on a private placement basis, to eight parties, all of which are current or former directors of the Company or accounts for the benefit of such persons, and aggregate of $9.3 million of a new series of subordinated notes (the “New Notes”), in exchange for an equal principal amount of the Company’s 10% Subordinated Notes dues September 30, 2014 (the “Old Notes”), which were issued in August 2008. A copy of the Note Exchange Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The New Notes bear interest, payable on the first day of each month, at a fixed rate of 10.0% per year.  The New Notes have a maturity of September 30, 2016. The Notes are redeemable at the option of the Company, in whole or in part, on any interest payment date at the principal amount thereof, plus interest to the date of redemption.  The New Notes are intended to qualify as Tier 2 capital for regulatory purposes to the fullest extent permitted. The payment of principal on the Notes may only be accelerated upon the occurrence of certain bankruptcy or receivership related events relating to the Company or, to the extent permitted under capital rules to be adopted by the Federal Reserve pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), a major bank subsidiary of the Company (“acceleration events”).

The issuance of the New Notes in exchange for the Old Notes (the “Exchange”) is intended to enable the Company to maximize the capital treatment of its indebtedness.  Under existing capital rules, the capital treatment of the Old Notes is being phased out, at a rate of 20% of the original principal amount per year. As a result, only 80% of the principal amount of the Old notes are currently eligible, and effective October 1, 2010, only 60% of the principal amount of the Old Notes would have been eligible, for inclusion as Tier 2 capital.  As a result of the Exchange, 100% of the principal amount of the New Notes will be eligible for inclusion in capital.  The capital treatment of the New Notes will be phased out in the last five years they are outstanding, at a rate of 20% per year.

If: (i) an acceleration event occurs; (ii) the Company defaults in the payment of any interest upon any New Notes, and such default continues for thirty days; (iii) the Company defaults in the payment of all or any part of the principal of (or premium, if any, on) any New Notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration or otherwise; or (iv) the Company defaults in the performance of, or breaches, any of its covenants or agreements in the New Notes (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given a Notice of Default, and such “event of default” shall be continuing, then the Company shall not, and shall not allow any subsidiary of the Company to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock or its subsidiaries’ capital stock (other than payments of dividends or distributions to the Company) or make any guarantee payments with respect to the foregoing or (y) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or any subsidiary that rank pari passu in all respects with or junior in interest to the New Notes (other than, with respect to clauses (x) and (y) above: (1) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Event of Default, if any, (2) as a result of any exchange or conversion of any class or series of the Company’s capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock, (3) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (4) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, or (5) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith.  These provisions are substantively identical to the comparable terms in the Old Notes.

This description of the New Notes does not purport to be complete and is qualified in its entirety by reference to the form of Subordinated Note, which is attached as 10.1 hereto and is incorporated herein by reference.

Item 3.03                                               Material Modification of Rights of Security Holders

Please refer to the description of the dividend limitations upon the occurrence or continuation of an Event of Default under the New Notes described in response to Items 1.01 and 2.03 hereof.  Such limitations are substantively identical to the limitations of the Old Notes.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits.

10.1                                Form of Subordinated Note due 2016

99.1                                Form of Note Exchange Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: August 31, 2010